Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-106293



                          PROSPECTUS SUPPLEMENT NO. 11
                       (TO PROSPECTUS DATED JULY 3, 2003)

                                U.S. $889,000,000

                              CARNIVAL CORPORATION

                     SENIOR CONVERTIBLE DEBENTURES DUE 2033
                         GUARANTEED BY CARNIVAL PLC AND
                   P&O PRINCESS CRUISES INTERNATIONAL LIMITED

         This prospectus supplement No. 11 supplements and amends the prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003, prospectus supplement No. 7 dated November 17, 2003, prospectus supplement No. 8 dated December 8, 2003, prospectus supplement No. 9 dated February 4, 2004 and prospectus supplement No. 10 dated February 24, 2004 relating to $889,000,000 aggregate principal amount at maturity of our Senior Convertible Debentures due 2033 (the "debentures") and 20,896,657 shares of our common stock issuable upon conversion of the debentures held by the selling securityholders, plus an indeterminate number of shares as may become issuable upon conversion of the debentures by reason of adjustment to the conversion price.

         The table on page 74 of the prospectus sets forth information with respect to the selling securityholders and the respective amounts at maturity of debentures beneficially owned by each selling securityholder that may be offered pursuant to the prospectus, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003, prospectus supplement No. 7 dated November 17, 2003, prospectus supplement No. 8 dated December 8, 2003, prospectus supplement No. 9 dated February 4, 2004 and prospectus supplement No. 10 dated February 24, 2004. This prospectus supplement amends that table by adding to it the items set forth below.

-------------------------------------------------------------------------------------------------------------------
                                  PRINCIPAL AMOUNT                     NUMBER OF SHARES OF
                                   AT MATURITY OF       PERCENT OF         COMMON STOCK       NUMBER OF SHARES OF
                                     DEBENTURES           TOTAL           ISSUABLE UPON       COMMON STOCK OWNED
            SELLING                 BENEFICIALLY       OUTSTANDING      INITIAL CONVERSION    PRIOR TO CONVERSION
        SECURITYHOLDER           OWNED AND OFFERED      DEBENTURES      OF DEBENTURES (1)      OF DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co...........         $7,500,000             0.84%           176,294              1,074,489
-------------------------------------------------------------------------------------------------------------------

Natexis Arbitrage.............         $3,000,000             0.34%            70,517                      0
-------------------------------------------------------------------------------------------------------------------

         (1) Also includes an equivalent number of non-detachable trust shares of beneficial interest in P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. See "Description of Trust Shares."

         The prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003, prospectus supplement No. 7 dated November 17, 2003, prospectus supplement No. 8 dated December 8, 2003, prospectus supplement No. 9 dated February 4, 2004, prospectus supplement No. 10 dated February 24, 2004 and this prospectus supplement No. 11 constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the debentures and the common stock issuable upon conversion of the debentures.

         Our common stock is traded on the New York Stock Exchange under the symbol "CCL." On June 3, 2004, the last reported sales price of the common stock was $41.62 per share.

         There is no public market for the debentures, and we do not intend to apply for their listing on any securities exchange or seek approval for quotation of them through any automated system.

         INVESTING IN THE SECURITIES OFFER BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THE ACCOMPANYING PROSPECTUS.

         Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of the securities offered by this prospectus or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                          _____________________________

             The date of this prospectus supplement is June 4, 2004

                             SELLING SECURITYHOLDERS

         The prospectus dated July 3, 2003, as amended and supplemented by prospectus supplement No. 1 dated July 21, 2003, prospectus supplement No. 2 dated August 8, 2003, prospectus supplement No. 3 dated August 25, 2003, prospectus supplement No. 4 dated September 11, 2003, prospectus supplement No. 5 dated October 6, 2003, prospectus supplement No. 6 dated October 31, 2003, prospectus supplement No. 7 dated November 17, 2003, prospectus supplement No. 8 dated December 8, 2003, prospectus supplement No. 9 dated February 4, 2004 and prospectus supplement No. 10 dated February 24, 2004 relating to the offer for resale of $889,000,000 aggregate principal amount at maturity of debentures and 20,896,657 shares of our common stock issuable upon conversion of the debentures held by the selling securityholders, plus an indeterminate number of shares as may become issuable upon conversion of the debentures by reason of adjustment to the conversion price and, upon each issuance of shares of Carnival Corporation common stock to a person, including to a holder of debentures upon conversion of debentures, an equivalent number of non-detachable trust shares of beneficial interest in the P&O Princess Special Voting Trust, is amended to replace the first paragraph and the table under the heading "Selling Securityholders" on page 74 with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

         We originally sold the debentures to the initial purchaser in a private placement. The debentures were subsequently resold by the initial purchaser to purchasers, including the selling securityholders listed below, in transactions exempt from registration. The following table provides, as of June 4, 2004, the principal amount at maturity of debentures held by such selling securityholder, the number of shares of common stock beneficially owned by such securityholder prior to its conversion of any debentures and the number of shares of our common stock issuable upon conversion of the debentures. This information has been obtained from the selling securityholders.

-------------------------------------------------------------------------------------------------------------------
                                  PRINCIPAL AMOUNT                     NUMBER OF SHARES OF
                                   AT MATURITY OF       PERCENT OF         COMMON STOCK       NUMBER OF SHARES OF
                                     DEBENTURES           TOTAL           ISSUABLE UPON       COMMON STOCK OWNED
            SELLING                 BENEFICIALLY       OUTSTANDING      INITIAL CONVERSION    PRIOR TO CONVERSION
        SECURITYHOLDER           OWNED AND OFFERED      DEBENTURES      OF DEBENTURES (1)      OF DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Argent Classic Convertible
Arbitrage (Bermuda) Fund Ltd...       $14,200,000             1.60%           333,782                      0
-------------------------------------------------------------------------------------------------------------------

Argent Classic Convertible
Arbitrage Fund L.P.............        $2,800,000             0.31%            65,816                      0
-------------------------------------------------------------------------------------------------------------------

Argent LowLev Convertible
Arbitrage Fund LLC.............        $1,100,000             0.12%            25,856                      0
-------------------------------------------------------------------------------------------------------------------

Argent LowLev Convertible
Arbitrage Fund Ltd.............        $6,300,000             0.71%           148,087                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                  PRINCIPAL AMOUNT                     NUMBER OF SHARES OF
                                   AT MATURITY OF       PERCENT OF         COMMON STOCK       NUMBER OF SHARES OF
                                     DEBENTURES           TOTAL           ISSUABLE UPON       COMMON STOCK OWNED
            SELLING                 BENEFICIALLY       OUTSTANDING      INITIAL CONVERSION    PRIOR TO CONVERSION
        SECURITYHOLDER           OWNED AND OFFERED      DEBENTURES      OF DEBENTURES (1)      OF DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Bank Austria Cayman Islands,
LTD............................        $7,650,000             0.86%           179,819                      0
-------------------------------------------------------------------------------------------------------------------

Banc of America Securities
L.L.C..........................        $2,100,000             0.24%            49,362                      0
-------------------------------------------------------------------------------------------------------------------

Bear, Stearns & Co., Inc.......       $30,500,000             3.43%           716,927                      0
-------------------------------------------------------------------------------------------------------------------

BNP Paribas Equity Strategies
SNC............................          $744,000             0.08%            17,488                      0
-------------------------------------------------------------------------------------------------------------------

Class C Trading Company, Ltd...          $400,000             0.04%             9,402                      0
-------------------------------------------------------------------------------------------------------------------

Clinton Convertible Managed
Trading Account 1 Limited......        $2,620,000             0.29%            61,585                      0
-------------------------------------------------------------------------------------------------------------------

Clinton Multistrategy Master
Fund, Ltd......................       $21,890,000             2.46%           514,542                      0
-------------------------------------------------------------------------------------------------------------------

Clinton Riverside Convertible
Portfolio Limited..............       $22,000,000             2.47%           517,128                      0
-------------------------------------------------------------------------------------------------------------------

CNH CA Master Account,
L.P............................        $1,500,000             0.17%            35,259                      0
-------------------------------------------------------------------------------------------------------------------

Continental Assurance Company
On Behalf Of Its Separate
Account (E)....................        $3,100,000             0.35%            72,868                      0
-------------------------------------------------------------------------------------------------------------------

Continental Casualty Company...       $24,400,000             2.74%           573,542                      0
-------------------------------------------------------------------------------------------------------------------

CooperNeff Convertible
Strategies (Cayman) Master
Fund L.P.......................          $580,000             0.07%            13,633                      0
-------------------------------------------------------------------------------------------------------------------

DBAG London....................          $500,000              .06%            11,753                      0
-------------------------------------------------------------------------------------------------------------------

Global Bermuda Limited
Partnership....................       $23,100,000             2.60%           542,984                      0
-------------------------------------------------------------------------------------------------------------------

Goldman, Sachs & Co............       $56,800,000             6.39%         1,335,129              1,074,489
-------------------------------------------------------------------------------------------------------------------

Guggenheim Portfolio Co. XV,
LLC............................        $1,350,000             0.15%            31,733                      0
-------------------------------------------------------------------------------------------------------------------

Hamilton Multi-Strategy Master
Fund, LP.......................        $4,300,000             0.48%           101,075                      0
-------------------------------------------------------------------------------------------------------------------

Highbridge International LLC...       $50,000,000             5.62%         1,175,290                      0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                  PRINCIPAL AMOUNT                     NUMBER OF SHARES OF
                                   AT MATURITY OF       PERCENT OF         COMMON STOCK       NUMBER OF SHARES OF
                                     DEBENTURES           TOTAL           ISSUABLE UPON       COMMON STOCK OWNED
            SELLING                 BENEFICIALLY       OUTSTANDING      INITIAL CONVERSION    PRIOR TO CONVERSION
        SECURITYHOLDER           OWNED AND OFFERED      DEBENTURES      OF DEBENTURES (1)      OF DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Jefferies  & Company, Inc......        $1,200,000             0.13%            28,207                      0
-------------------------------------------------------------------------------------------------------------------

JP Morgan Securities Inc. .....       $35,000,000             3.94%           822,703                  3,749
-------------------------------------------------------------------------------------------------------------------

KBC Financial Products (Cayman
Islands) Ltd...................       $25,550,000             2.87%           600,573                      0
-------------------------------------------------------------------------------------------------------------------

KBC Financial Products USA Inc.        $1,450,000             0.16%            34,083                      0
-------------------------------------------------------------------------------------------------------------------

Lakeshore International, Ltd...       $92,400,000            10.40%         2,171,936                      0
-------------------------------------------------------------------------------------------------------------------

Laurel Ridge Capital, LP.......        $7,500,000             0.84%           176,294                      0
-------------------------------------------------------------------------------------------------------------------

Lyxor Master Fund..............        $2,100,000             0.24%            49,362                      0
-------------------------------------------------------------------------------------------------------------------

Man Convertible Bond Master
Fund...........................        $3,523,000             0.40%            82,811                      0
-------------------------------------------------------------------------------------------------------------------

Meadow IAM Limited ............        $2,090,000             0.24%            49,127                      0
-------------------------------------------------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner
& Smith, Inc...................       $97,750,000            11.00%         2,297,692                      0
-------------------------------------------------------------------------------------------------------------------

Natexis Arbitrage.............         $3,000,000             0.34%            70,517                      0
-------------------------------------------------------------------------------------------------------------------

Nomura Securities
International, Inc.............       $15,000,000             1.69%           352,587                658,452
-------------------------------------------------------------------------------------------------------------------

Quattro Fund Ltd...............        $4,000,000             0.45%            94,023                      0
-------------------------------------------------------------------------------------------------------------------

Ramius Capital Group...........          $900,000             0.10%            21,155                      0
-------------------------------------------------------------------------------------------------------------------

Ramius, LP.....................          $270,000             0.03%             6,347                      0
-------------------------------------------------------------------------------------------------------------------

Ramius Master Fund, LTD........       $10,823,000             1.22%           254,403                      0
-------------------------------------------------------------------------------------------------------------------

Ramius Partners II, LP.........          $315,000             0.04%             7,404                      0
-------------------------------------------------------------------------------------------------------------------

RCG Baldwin, LP................        $1,125,000             0.13%            26,444                      0
-------------------------------------------------------------------------------------------------------------------

RCG Halifax Master Fund, LTD...        $1,125,000             0.13%            26,444                      0
-------------------------------------------------------------------------------------------------------------------

RCG Latitude Master Fund, LTD..       $10,822,000             1.22%           254,380                      0
-------------------------------------------------------------------------------------------------------------------

RCG Multi Strategy Master
Fund, LTD......................          $720,000             0.08%            16,924                      0
-------------------------------------------------------------------------------------------------------------------

S.A.C. Capital Associates, LLC.          $500,000             0.06%            11,753                  7,500
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                  PRINCIPAL AMOUNT                     NUMBER OF SHARES OF
                                   AT MATURITY OF       PERCENT OF         COMMON STOCK       NUMBER OF SHARES OF
                                     DEBENTURES           TOTAL           ISSUABLE UPON       COMMON STOCK OWNED
            SELLING                 BENEFICIALLY       OUTSTANDING      INITIAL CONVERSION    PRIOR TO CONVERSION
        SECURITYHOLDER           OWNED AND OFFERED      DEBENTURES      OF DEBENTURES (1)      OF DEBENTURES (1)
-------------------------------------------------------------------------------------------------------------------
Sagamore Hill Hub Fund LTD.....       $35,600,000             4.00%           836,806                      0
-------------------------------------------------------------------------------------------------------------------

Singlehedge US Convertible
Arbitrage Fund.................           $71,000             0.01%             1,669                      0
-------------------------------------------------------------------------------------------------------------------

St. Thomas Trading Ltd. .......        $6,477,000             0.73%           152,247                      0
-------------------------------------------------------------------------------------------------------------------

Sturgeon Limited...............          $105,000             0.01%             2,468                      0
-------------------------------------------------------------------------------------------------------------------

Sutton Brook Capital Portfolio
LP.............................       $20,000,000             2.50%           470,116                      0
-------------------------------------------------------------------------------------------------------------------

Swiss Re Financial Products
Corporation....................       $47,000,000             5.29%         1,104,773                      0
-------------------------------------------------------------------------------------------------------------------

The Coast Fund, LP.............       $21,100,000             2.37%           495,972                      0
-------------------------------------------------------------------------------------------------------------------

UBS AG London Branch...........      $115,000,000            12.94%         2,703,167                      0
-------------------------------------------------------------------------------------------------------------------

White River Securities L.L.C. .       $30,500,000             3.43%           716,927                      0
-------------------------------------------------------------------------------------------------------------------

Xavex Convertible Arbitrage #5.          $900,000             0.10%            21,155                      0
-------------------------------------------------------------------------------------------------------------------

Xavex Risk Arbitrage Fund 2....          $400,000             0.04%             9,402                      0
-------------------------------------------------------------------------------------------------------------------

Zurich Institutional Benchmark
Management.....................        $1,000,000             0.11%            23,506                      0
-------------------------------------------------------------------------------------------------------------------

Zurich Institutional Benchmark
Master Fund LTD................          $300,000             0.03%             7,052                      0
-------------------------------------------------------------------------------------------------------------------


(1) Also includes an equivalent number of non-detachable trust shares of beneficial interest in P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. See "Description of Trust Shares."